Exhibit 99.1

HEALTH CARE REIT APPOINTS THOMAS J. DEROSA CHIEF EXECUTIVE OFFICER

George L. Chapman to Retire from Company; Jeffrey H. Donahue Appointed Chairman of the Board

Creates Management Committee

Announces Over $500 Million in 1Q14 Investments; Reaffirms Annual Earnings Guidance

TOLEDO, Ohio—April 14, 2014—Health Care REIT, Inc. (NYSE:HCN) today announced that Thomas J. DeRosa, 56, a Director of the company and former Vice Chairman and Chief Financial Officer of The Rouse Company, has been appointed Chief Executive Officer, effective immediately. Mr. DeRosa will continue to serve as a Director of the company. Mr. DeRosa succeeds George L. Chapman, who has retired from his positions as Chairman of the Board, Chief Executive Officer and President, but will continue to serve as a Senior Advisor to the company. Jeffrey H. Donahue, who was HCN’s independent Lead Director, has been appointed Chairman of the Board, thereby separating the Chairman and CEO roles.

Today’s announcement represents the conclusion of a succession planning process involving the Board and Mr. Chapman, 66, to ensure a smooth transition to new leadership. The implementation of the Board’s succession plan has been accelerated, as Mr. Chapman recently informed the Board of his desire to focus on his health, as well as other personal and civic commitments.

In recognition of their significant contributions to the successful execution of the company’s growth strategy, HCN also has created a Management Committee that will work with Mr. DeRosa to oversee the company’s day-to-day operations. In addition to Mr. DeRosa, the Management Committee will include Scott M. Brinker, Executive Vice President — Investments; Scott A. Estes, Executive Vice President and Chief Financial Officer; Charles J. Herman, Jr., Executive Vice President and Chief Investment Officer; Jeffrey H. Miller, Executive Vice President — Operations and General Counsel; and Erin C. Ibele, Senior Vice President — Administration & Corporate Secretary.

Mr. Donahue said, “Tom is an extremely gifted individual with an ideal combination of strong leadership skills, tremendous financial acumen, and significant expertise in the health care, real estate and REIT industries in the U.S. and globally. We feel very fortunate to have someone of Tom’s caliber, ideally suited to work with the management team to lead the company through its next phase of growth. Tom has a deep understanding of the organization and its business through his work as an advisor to HCN for more than 20 years and a director for 10 years. This will support an efficient transition and immediate cohesiveness with our excellent management team.”

Mr. Donahue continued, “George’s contributions to HCN have been immeasurable, leading us for 18 years and through a period of tremendous growth. Under George’s leadership, we have built a deep, seasoned senior management team and transformed HCN into a global leader in the health care real estate industry, with a sterling brand and a $25 billion portfolio of high-quality properties across the United States, Canada and the United Kingdom. On behalf of the entire Board, I thank George for all he has done. We wish him well and are pleased he will be remaining on as an advisor to the company.”

Mr. Chapman said, “It has been an honor to lead HCN, its talented management team and dedicated employees over the past two decades. I am extremely proud of what we have accomplished together, and I am confident HCN is well positioned to succeed. While I will miss my day-to-day role at HCN, now is the right time for me to move on and serve the company in a different capacity. Tom knows our company well and has been a tremendous asset over the years. I am confident HCN has a bright future and that Tom is the right choice to lead the company at this time. I look forward to supporting Tom and the rest of the management team in any way I can to implement a seamless transition.”

Mr. DeRosa said, “I feel privileged to be asked to lead HCN as Chief Executive Officer and am excited by the many growth opportunities that lie ahead. HCN has developed an enviable competitive position and a management team with a proven ability to cultivate long-term relationships with top seniors housing operators and health systems and identify high-quality investments, which differentiates HCN in the industry. I look forward to working with the Management Committee to build on HCN’s strong track record of consistent internal and external growth and deliver significant shareholder value through opportunities in both the U.S. and abroad.”

Mr. DeRosa continued, “I would also like to add my heartfelt thanks to George for his many contributions to HCN. I look forward to relocating to the Toledo area and to working with the management team more closely as we make a smooth transition.”

HCN plans to continue its long history of philanthropic involvement in the Toledo community. In addition, recognizing Mr. Chapman’s role as a pioneering business and civic leader of Toledo, HCN will direct a portion of its annual charitable giving to the newly-created Chapman Fund, which will be overseen by Mr. Chapman and contribute to various northwestern Ohio causes.

A presentation regarding today’s announcement is available in the Investor Relations section of the company’s website at www.hcreit.com.

Annual Guidance

HCN has also affirmed its previously announced full-year 2014 guidance of normalized FFO and FAD per diluted share as detailed in the company’s February 19, 2014 earnings release.

Mr. DeRosa said, “Our business continues to perform well, having completed over $500 million in gross new investments with both new and established partners in the first quarter. We are on track to meet our previously announced annual guidance and look forward to providing our detailed results on our regularly scheduled earnings call on May 8th.”

Thomas J. DeRosa Biography

Mr. DeRosa, 56, is former Vice Chairman, Chief Financial Officer, and Director of The Rouse Company, a real estate development and operations company. He previously held various positions at Deutsche Bank and Alex. Brown & Sons, including Global Co-Head of the Health Care Investment Banking Group of Deutsche Bank and Managing Director in the Real Estate Investment Banking Group of Alex. Brown & Sons. In addition to the HCN Board, he currently serves as a director of Empire State Realty Trust (NYSE: ESRT), CBL & Associates Properties, Inc. (NYSE: CBL), and Value Retail PLC. Mr. DeRosa is a former director of Dover Corporation (NYSE: DOV), a former trustee of Georgetown University and a former member of the Health Advisory Board of the Johns Hopkins Bloomberg School of Public Health. Mr. DeRosa received a BS from Georgetown University and an MBA from Columbia University.

Jeffrey H. Donahue Biography

Mr. Donahue is the former President and CEO of The Enterprise Social Investment Corporation, a leading U.S. real estate investment services company. Previously, Mr. Donahue was Executive Vice President

and Chief Financial Officer at The Rouse Company. Mr. Donahue holds a BA in international economics from Cornell University and an MBA in finance from the University of Pennsylvania’s Wharton School. In addition, he was commissioned as a naval officer at the U.S. Naval Officer Candidate School in Newport, Rhode Island and served for two years on the USS Enterprise. In addition to the HCN Board, Mr. Donahue also serves on the boards of Bentall Kennedy, one of North America’s largest institutional real estate investment advisors, and The National Development Company, a large multi-faceted real estate development company. Mr. Donahue also served for over 20 years on the boards of five T. Rowe Price entities including, most recently, the T. Rowe Price Savings Bank.

About Health Care REIT, Inc.

Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate. The company also provides an extensive array of property management and development services. As of December 31, 2013, the company’s broadly diversified portfolio consisted of 1,199 properties in 46 states, the United Kingdom, and Canada. More information is available on the company’s website at www.hcreit.com.

Forward-Looking Statements and Risk Factors

This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company’s opportunities to acquire, develop or sell properties; the company’s ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company’s operators/tenants and properties; the company’s expected occupancy rates; the company’s ability to declare and to make distributions to shareholders; the company’s investment and financing opportunities and plans; the company’s continued qualification as a real estate investment trust (“REIT”); the company’s ability to access capital markets or other sources of funds; and the company’s ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company’s properties; the company’s ability to release space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; the company’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company’s reports filed from time to time with the Securities and Exchange Commission. Finally, the company assumes no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Investor Contact:

Health Care REIT, Inc.

Scott Estes, 419-247-2800

Jay Morgan, 419-247-2800

or

Media Contact:

Zachary Ottenstein, 419-247-2800

or

Sard Verbinnen & Co

Jonathan Gasthalter/Hugh Burns/Patrick Scanlan, 212-687-8080